Exhibit 4.1

TESLA MOTORS, INC.

AMENDMENT TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT TO THE FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of November 2, 2010 by and among Tesla Motors, Inc., a Delaware corporation (the “Company”) and certain other holders of the Company’s capital stock (the “Stockholders”), and Panasonic Corporation, acting through Energy Company, a Japanese corporation (“Panasonic”). Capitalized terms not defined herein have the meanings set forth in that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009, as amended (the “Rights Agreement”).

RECITALS

WHEREAS, the Company and the Stockholders previously entered into the Rights Agreement;

WHEREAS, Sections 2, 3.2, 3.3, 3.5 and 4.1 of the Rights Agreement automatically terminated upon the consummation of the Company’s initial public offering;

WHEREAS, the Company is entering into a Common Stock Purchase Agreement with Panasonic dated as of even date herewith (the “Purchase Agreement”) pursuant to which Panasonic will purchase shares of the Company’s common stock (the “Shares”);

WHEREAS, the Company and the Stockholders now desire to amend the terms of the Rights Agreement as set forth herein to include the Shares as Registrable Securities under the Rights Agreement solely for purposes of Sections 1, 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of the Rights Agreement;

WHEREAS, pursuant to Section 5.2 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding; and

WHEREAS, the undersigned Stockholders collectively represent the holders of at least two-thirds of the Registrable Securities outstanding as of the date hereof and wish to consent to the changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, (ii) shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued or issuable upon the conversion of warrants issued pursuant to that Secured Note and Warrant Purchase Agreement dated February 14, 2008, as amended, (iii) shares of Common Stock issued or issuable upon the exercise of warrants issued to certain Series E Stockholders dated May 20, 2010, (iv) shares of Common Stock issued pursuant to the certain Stock Purchase Agreement by and between the Company and Toyota Motor Corporation dated May 20, 2010, (v) shares of Common Stock issued pursuant to the certain Common Stock Purchase Agreement by and between the Company and Panasonic dated November 2, 2010 and (vi) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v) or (vi); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;”

2. Consent to Add Party. Each of the undersigned hereby consents to the addition of Panasonic as a “Holder” party to the Rights Agreement, as amended by this Amendment, solely for the purposes of Sections 1, 5.1, 5.2, 5.3., 5.4, 5.5 and 5.6 thereunder.

3. Subordination of Registration Rights. Panasonic hereby acknowledges and agrees that the rights granted to it hereunder shall not in any way reduce the amount of Registrable Securities that the United States Department of Energy (the “DOE”) is entitled to include in a registration filed pursuant to Section 1.2 of the Registration Rights Agreement by and between the Company and the DOE dated January 20, 2010, as amended (the “DOE Rights Agreement”) and that any Registrable Securities held by Panasonic which Panasonic requests to include in any such registration may be cut back or eliminated altogether as necessary to allow the DOE to include the full amount of Registrable Securities to which it is entitled pursuant to the DOE Rights Agreement. Panasonic further acknowledges and agrees that the rights granted to it hereunder shall not permit Panasonic to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) of the DOE Rights Agreement or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 of the DOE Rights Agreement.

4. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5. Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*  *  *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TESLA MOTORS, INC.,
a Delaware corporation

By:	/s/ Elon Musk
Elon Musk,
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ENERGY COMPANY, PANASONIC CORPORATION

By:	/s/ Naoto Noguchi
Naoto Noguchi,
President

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AL WAHADA CAPITAL INVESTMENT LLC

By:	/s/ Hisham Maharmeh
Dr. Hisham Maharmeh

Address:

Al Wahda Capital Investment LLC
7th Floor, ADWEA Building
6th Street
Abu Dhabi
United Arab Emirates

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BLACKSTAR INVESTCO LLC

By:	/s/ Marco G. DeSanto
Marco G. DeSanto, Secretary

By:	/s/ Alexander Nediger
Alexander Nediger, Assistant Secretary

Address:

Blackstar Investco LLC c/o Daimler North America Corporation One Mercedes Drive Montvale, NJ 07645 Fax No.: (201) 573-2595 Attention: Dr. Thomas Laubert

With a copy to:

Daimler AG Epplestr. 225 70546 Stuttgart Fax No.: +49 (711) 17-91577 Attention: Alexander Nediger

With a copy to:

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 Fax No.: (212) 422-4726 Attention: Kenneth A. Lefkowitz

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON FUND VIII, L.P.

By:	/s/ John Fisher

Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VIII, LLC

By:	/s/ John Fisher

Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper

Name:	Timothy C. Draper
Title:	General Partner

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner

By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:	/s/ Mark W. Bailey
Mark W. Bailey,
Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Mark W. Bailey
Mark W. Bailey,
Authorized Member

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ELON MUSK REVOCABLE TRUST DATED JULY 22, 2003

By:	/s/ Elon Musk
Elon Musk,
Trustee

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TECHNOLOGY PARTNERS FUND VIII, LP

By:	TP Management VIII, LLC

By:	/s/ Ira Ehrenpreis

Name:	Ira Ehrenpreis

Title:	Managing Member

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

VALOR EQUITY PARTNERS, LP

By:	Valor Equity Management, LLC
Its:	General Partner

By:	Valor Management Corp.
Its:	Managing Member

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

VALOR VC, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Managing Member

VEP TESLA HOLDINGS, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BAY AREA EQUITY FUND I, L.P.

By:	Bay Area Equity Fund Managers I, L.L.C.
Its: General Partner

By:	DBL Investors L.L.C.
Its:	Managing Member

By:	/s/ Nancy E. Pfund

Name:	Nancy E. Pfund

Title:	Managing Member

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PACIFIC SEQUOIA HOLDINGS LLC

By:	/s/ John Jonson
John Jonson,
Manager

THE SKOLL FOUNDATION

By:	/s/ John Jonson
John Jonson,
Manager

THE SKOLL FUND

By:	/s/ John Jonson
John Jonson,
Manager

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPASS VENTURE PARTNERS II, L.P.

By:	Compass Venture Management II, LLC
Its:	General Partner

By:	/s/ David G. Arscott
David G. Arscott,
Managing Director

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JASPER HOLDINGS, LLC

By:	/s/ Kimbal Musk
Kimbal Musk

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

WESTLY CAPITAL PARTNERS, L.P.

By:	/s/ Steve Westly
Steve Westly,
Managing Partner